Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 5, 2012 on the financial statements of Respect Your Universe, Inc. as of December 31, 2011 and 2010, and the related statements of operations, stockholder’s deficit and cash flows for the years ended December 31, 2011 and 2010 and from November 21, 2008 (inception) to December 31, 2011, included herein on the registration statement of Respect Your Universe, Inc. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

We consent to the use of our report dated April 12, 2011, on the financial statements of Respect Your Universe, Inc. as of December 31, 2010 and 2009, and the related statements of operations, stockholder’s deficit and cash flows for the years ended December 31, 2010 and 2009 and from November 21, 2008 (inception) to December 31, 2010, included herein on the registration statement of Respect Your Universe, Inc. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

Berman & Company, P.A.
Certified Public Accountants
Boca Raton, Florida
April 18, 2012

551 NW 77th Street Suite 201 • Boca Raton, FL 33487
Phone: (561) 864-4444 • Fax: (561) 892-3715
www.bermancpas.com • info@bermancpas.com
Registered with the PCAOB • Member AICPA Center for Audit Quality
Member American Institute of Certified Public Accountants
Member Florida Institute of Certified Public Accountants